NEWS RELEASE OppFi Reports Second Quarter 2026 Results, Record Second Quarter Revenue 2026-08-10 Total revenue increased 1.9% year over year to $145.2 million, a Company record for any second quarter Net income increased 36.0% year over year to $15.6 million CHICAGO, Aug. 10, 2026 /PRNewswire/ -- OppFi Inc. (NYSE: OPFI) ("OppFi" or the "Company"), a tech-enabled digital �nance platform that partners with banks to o�er �nancial products and services to everyday Americans, today reported �nancial results for the second quarter ended June 30, 2026. "The strategic transformation of OppFi continues to gain momentum as we execute against the initiatives that lay the foundation for our next chapter," said Todd Schwartz, CEO and Executive Chairman. "As we advance our pending acquisition of BNCCORP, Inc. and BNC National Bank, prepare the launch of our new line of credit product, and further expand our product roadmap, we are building a more diversi�ed, technology-enabled �nancial platform. We believe a broader product suite, enhanced technology capabilities, and the strategic bene�ts of operating as a national bank will strengthen our long-term earnings power, drive more consistent performance across economic cycles, and position OppFi to create substantial long-term value for customers, communities, and shareholders." Financial Summary The following tables present a summary of OppFi's results for the three and six months ended June 30, 2026 and 2025 (in thousands, except per share data). Certain columns and rows may not sum due to the use of rounded 1 numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

(Unaudited)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Change %
Total revenue(1)	$ 145,170	$ 142,443	1.9 %
Net income	$ 15,612	$ 11,480	36.0 %
Net income (loss) attributable to OppFi Inc.	$ 14,842	$ (20,780)	NM(4)
Adjusted net income(2)	$ 28,760	$ 39,401	(27.0) %
Basic EPS	$ 0.22	$ (0.78)	NM
Diluted EPS(3)	$ 0.18	$ (0.78)	NM
Adjusted EPS(2,3)	$ 0.33	$ 0.45	(25.0) %

(1) Total revenue is calculated as the sum of interest on finance receivables and other revenue.
(2) Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures.
(3) Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, and stock options in any periods in which their inclusion would have an antidilutive effect.
(4) "NM" signifies a non-meaningful comparison.

(Unaudited)	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025	Change %
Total revenue(1)	$ 297,051	$ 282,711	5.1 %
Net income	$ 69,650	$ 31,870	118.5 %
Net income (loss) attributable to OppFi Inc.	$ 43,243	$ (32,152)	NM(4)
Adjusted net income(2)	$ 58,805	$ 73,219	(19.7) %
Basic EPS	$ 0.91	$ (1.28)	NM
Diluted EPS(3)	$ 0.74	$ (1.28)	NM
Adjusted EPS(2,3)	$ 0.68	$ 0.83	(17.7) %

(1) Total revenue is calculated as the sum of interest on finance receivables and other revenue.
(2) Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures.
(3) Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, and stock options in any periods in which their inclusion would have an antidilutive effect.
(4) "NM" signifies a non-meaningful comparison.

Key Performance Metrics

The following tables represent key quarterly metrics as of and for the three and six months ended June 30, 2026 and 2025 (in thousands, except percentage metrics).

(Unaudited)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Change %
Total net originations(a)	$ 212,038	$ 233,873	(9.3) %
Total retained net originations(a)	$ 176,761	$ 205,706	(14.1) %
Ending receivables(b)	$ 440,065	$ 437,750	0.5 %
Net charge-offs as % of total revenue(c)	39.5 %	31.9 %	23.7 %
Net charge-offs as % of average receivables, annualized(c)	52.3 %	43.5 %	20.4 %

2

Average yield, annualized(d)	132.4 %	136.1 %	(2.7) %
Auto-approval rate(e)	81.2 %	79.7 %	1.8 %

(a) Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners.
(b) Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
(c) Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
(d) Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.
(e) Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

	Six Months Ended June 30,		Change
(Unaudited)	2026	2025	%
Total net originations(a)	$ 388,012	$ 423,041	(8.3) %
Total retained net originations(a)	$ 328,211	$ 374,669	(12.4) %
Ending receivables(b)	$ 440,065	$ 437,750	0.5 %
Net charge-offs as % of total revenue(c)	41.0 %	33.3 %	23.3 %
Net charge-offs as % of average receivables, annualized(c)	53.8 %	45.0 %	19.5 %
Average yield, annualized(d)	131.1 %	135.3 %	(3.2) %
Auto-approval rate(e)	80.2 %	76.5 %	5.0 %

(a) Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners.
(b) Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
(c) Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
(d) Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.
(e) Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

Share Repurchase Program

During the six months ended June 30, 2026, OppFi repurchased $11.2 million of its Class A common stock at an average purchase price of $9.46 per share. During the second quarter, the Company initiated repurchases under the $40 million share repurchase program authorized by its Board of Directors on May 6, 2026.

Full Year 2026 Guidance Update

OppFi is updating its full year 2026 guidance as follows:

- Total revenue between $600 million and $625 million
- Adjusted net income1 between $115 million and $130 million; and
- Adjusted EPS1 between $1.34 and $1.51, based on approximate weighted average diluted share count of 86 million shares

3

(1) Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of projected full year 2026 Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures.

Conference Call

Management will host a conference call today at 5:00 p.m. ET to discuss OppFi's financial results and business outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company's website.

The conference call can also be accessed with the following dial-in information:

- Domestic: (833) 419-0865
- International: (785) 838-9333
- Conference ID: OPPFI

An archived version of the webcast will be available on OppFi's website.

About OppFi

OppFi (NYSE: OPFI) is a tech-enabled digital finance platform that partners with banks to offer financial products and services to everyday Americans. Through this transparent and responsible platform, which emphasizes financial inclusion and exceptional customer experience, the Company assists consumers who are underserved by traditional financing options in building improved financial health. OppLoans by OppFi maintains a 4.4/5.0 star rating on Trustpilot based on over 5,600 reviews, positioning the Company among the top consumer-rated financial platforms online. OppFi also holds a 35% equity interest in Bitty Holdings, LLC ("Bitty"), a credit access company that provides revenue-based financing and other working capital solutions to small businesses. For additional information, please visit oppfi.com.

Important Additional Information and Where to Find It

In connection with the proposed transaction between OppFi and BNCCORP, Inc. ("BNCC"), OppFi has filed with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 (File No. 333-297733) (the "registration statement"), which includes a proxy statement of BNCC and a prospectus of OppFi (the "proxy statement/prospectus"), and OppFi may file with the SEC other relevant documents regarding the proposed

4

transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY OPPFI, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT OPPFI, BNCC, BNC NATIONAL BANK AND THE PROPOSED TRANSACTION. A de�nitive copy of the proxy statement/prospectus has been mailed to stockholders of BNCC. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus, as well as other �lings containing information about OppFi, free of charge from OppFi or from the SEC's website. The documents �led by OppFi with the SEC may be obtained free of charge at OppFi's website, at https://investors.opp�.com/�nancials/sec-�lings/default.aspx, or by requesting them by mail at 130 E. Randolph Street, Suite 3400, Chicago, IL 60601 or by email at corporate.secretary@opp�.com. Participants in a Solicitation This communication is not a solicitation of a proxy from any security holder of BNCC or OppFi. However, OppFi, BNCC and certain of their respective directors and executive o�cers may be deemed to be participants in a solicitation of proxies from the stockholders of BNCC in respect of the proposed transaction. Information about OppFi's directors and executive o�cers is available in its Annual Report on Form 10-K for the year ended December 31, 2025 and other documents �led by OppFi with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the registration statement and in the proxy statement/prospectus and other relevant materials to be �led with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph. This communication shall not constitute an o�er to sell or the solicitation of an o�er to buy any securities of OppFi or a solicitation of any vote or approval with respect to the proposed transaction by OppFi or BNCC, nor shall there be any sale of securities in any jurisdiction in which such o�er, solicitation or sale would be unlawful prior to registration or quali�cation under the securities laws of any such jurisdiction. No o�ering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Contacts: Investor Relations: investors@opp�.com Media Relations: media@opp�.com 5

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "opportunity," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "possible," "continue," "positions," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi's expectations with respect to its full year 2026 guidance, the future performance of OppFi's platform and underwriting models, the anticipated launch and performance of its new line of credit product, statements regarding OppFi's proposed acquisition of BNCC, including the anticipated timing, structure, benefits and strategic rationale of the transaction, OppFi's expectations with respect to the geographic expansion and product diversification that may come from the acquisition, and expectations for OppFi's growth and future financial performance. These forward-looking statements are based on OppFi's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, the impact of tariffs, and tightening of credit markets on OppFi's business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; risks related to the proposed acquisition of BNCC including the risk that the transactions may not be completed in a timely manner or at all, the failure to satisfy closing conditions or obtain required regulatory approvals, the impact of the transaction on OppFi's governance structure, integration or execution challenges, and adverse reactions from customers or stockholders; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi's bank partners will continue to lend in California and whether OppFi's financing sources will continue to finance the purchase of participation rights in loans originated by OppFi's bank partners in California; OppFi's ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi's business; risks related to any material weakness in OppFi's internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration

6

risk; risks related to OppFi's ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations, including, but not limited to, impacts from the One Big Beautiful Bill Act; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in OppFi's filings with the United States Securities and Exchange Commission, in particular, contained in the section captioned "Risk Factors." OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, and Adjusted EPS. Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other adjustments, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding and includes the impact of dilutive securities, such as restricted stock units, performance stock units, and stock options. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for reconciliations for OppFi's non-GAAP financial measures to the most directly comparable GAAP financial measures.

Consolidated Statements of Operations

The following tables present consolidated statements of operations for the three and six months ended June 30, 2026 and 2025 (in thousands, except share and per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

7

(Unaudited)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Change $	Change %
Revenue:				
Interest on finance receivables	$ 143,726	$ 141,144	$ 2,582	1.8 %
Other revenue	1,444	1,299	145	11.2
	145,170	142,443	2,727	1.9
Change in fair value of finance receivables	(58,999)	(42,197)	(16,802)	39.8
Net revenue	86,171	100,246	(14,075)	(14.0)
Expenses:				
Salaries and employee benefits	16,294	17,754	(1,460)	(8.2)
Professional fees	13,613	4,792	8,821	184.1
Direct marketing costs	11,403	11,890	(487)	(4.1)
Interest expense and amortized debt issuance costs	8,125	9,639	(1,514)	(15.7)
Technology costs	3,525	3,382	143	4.2
Payment processing fees	1,634	1,527	107	7.0
Depreciation and amortization	1,509	1,502	7	0.5
Occupancy	987	1,030	(43)	(4.2)
General, administrative and other	4,726	3,922	804	20.5
Total expenses	61,816	55,438	6,378	11.5
Income from operations	24,355	44,808	(20,453)	(45.6)
Other income (expense):				
Change in fair value of warrant liabilities	201	(33,304)	33,505	100.6
Income from equity method investment	813	1,121	(308)	(27.5)
Other income	87	79	8	10.1
Income before income taxes	25,456	12,704	12,752	100.4
Income tax expense	9,844	1,224	8,620	704.0
Net income	15,612	11,480	4,132	36.0
Less: net income attributable to noncontrolling interest	770	32,260	(31,490)	(97.6)
Net income (loss) attributable to OppFi Inc.	$ 14,842	$ (20,780)	$ 35,622	171.4 %
Earnings (loss) per common share attributable to OppFi Inc.:				
Earnings (loss) per common share:				
Basic	$ 0.22	$ (0.78)		
Diluted	$ 0.18	$ (0.78)		
Weighted average common shares outstanding:				
Basic	67,512,878	26,610,330		
Diluted	86,037,151	26,610,330		

(Unaudited)	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025	Change $	Change %
Revenue:				
Interest on finance receivables	$ 294,252	$ 280,262	$ 13,990	5.0 %
Other revenue	2,799	2,449	350	14.3
	297,051	282,711	14,340	5.1
Change in fair value of finance receivables	(123,582)	(91,655)	(31,927)	34.8
Net revenue	173,469	191,056	(17,587)	(9.2)
Expenses:				
Salaries and employee benefits	30,548	31,532	(984)	(3.1)
Direct marketing costs	21,788	22,178	(390)	(1.8)
Professional fees	20,877	8,991	11,886	132.2
Interest expense and amortized debt issuance costs	16,635	19,886	(3,251)	(16.3)
Technology costs	6,854	6,343	511	8.1
Payment processing fees	3,292	3,157	135	4.3
Depreciation and amortization	2,100	3,262	(1,162)	(35.6)
Occupancy	1,858	2,069	(211)	(10.2)
General, administrative and other	9,800	6,338	3,462	54.6
Total expenses	113,752	103,756	9,996	9.6
Income from operations	59,717	87,300	(27,583)	(31.6)
Other income (expense):				
Change in fair value of warrant liabilities	21,496	(54,911)	76,407	139.1
Income from equity method investment	1,933	2,197	(264)	(12.0)
Other income	319	159	160	100.6
Income before income taxes	83,465	34,745	48,720	140.2

8

Income tax expense	13,815	2,875	10,940	380.5
Net income	69,650	31,870	37,780	118.5
Less: net income attributable to noncontrolling interest	26,407	64,022	(37,615)	(58.8)
Net income (loss) attributable to OppFi Inc.	$ 43,243	$ (32,152)	$ 75,395	234.5 %
Earnings (loss) per common share attributable to OppFi Inc.:				
Earnings (loss) per common share:				
Basic	$ 0.91	$ (1.28)		
Diluted	$ 0.74	$ (1.28)		
Weighted average common shares outstanding:				
Basic	47,371,349	25,158,196		
Diluted	86,117,558	25,158,196		

Condensed Consolidated Balance Sheets

The following table presents consolidated balance sheets as of June 30, 2026 and December 31, 2025 (in thousands). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

	(Unaudited) June 30, 2026	December 31, 2025	Change $	Change %
Assets				
Cash and restricted cash	$ 91,846	$ 93,263	$ (1,417)	(1.5) %
Finance receivables at fair value	496,306	546,236	(49,930)	(9.1)
Equity method investment	19,958	19,076	882	4.6
Other assets	162,619	95,515	67,104	70.3
Total assets	$ 770,729	$ 754,090	$ 16,639	2.2 %
Liabilities and stockholders' equity				
Accounts payable and accrued expenses	$ 44,231	$ 46,171	$ (1,940)	(4.2) %
Total debt	276,453	321,353	(44,900)	(14.0)
Warrant liabilities	4,959	26,455	(21,496)	(81.3)
Other liabilities	30,831	51,235	(20,404)	(39.8)
Total liabilities	356,474	445,214	(88,740)	(19.9)
Total stockholders' equity	414,255	308,876	105,379	34.1
Total liabilities and stockholders' equity	$ 770,729	$ 754,090	$ 16,639	2.2 %

Condensed Consolidated Statement of Cash Flows

The following table presents the consolidated statement of cash flows for the six months ended June 30, 2026 and 2025 (in thousands). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025	Change $	Change %
(Unaudited)				
Net cash provided by operating activities	$ 182,812	$ 179,357	$ 3,455	1.9 %
Net cash used in investing activities	(78,481)	(115,561)	37,080	(32.1)
Net cash used in financing activities	(105,748)	(73,819)	(31,929)	43.3
Net decrease in cash and restricted cash	$ (1,417)	$ (10,023)	$ 8,606	(85.9) %

9

Financial Capacity and Capital Resources

As of June 30, 2026, OppFi had $64.3 million in unrestricted cash, an increase of $14.9 million from December 31, 2025. As of June 30, 2026, OppFi had an additional $173.5 million of unused debt capacity under its financing facilities for future availability, representing a 39% overall undrawn capacity, a decrease from $203.6 million as of December 31, 2025. The decrease in undrawn debt was driven primarily by the termination of the Gray Rock SPV LLC revolving line of credit. Including total financing commitments of $450.0 million and cash and restricted cash on the balance sheet of $91.8 million, OppFi had approximately $541.8 million in funding capacity as of June 30, 2026.

Reconciliation of Non-GAAP Financial Measures

The following tables present reconciliations of non-GAAP financial measures for the three and six months ended June 30, 2026 and 2025 (in thousands, except share and per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

Adjusted EBT and Adjusted Net Income

Comparison of the three months ended June 30, 2026 and 2025

	Three Months Ended June 30,		Change	
(Unaudited)	2026	2025	$	%
Net income	$ 15,612	$ 11,480	$ 4,132	36.0 %
Income tax expense	9,844	1,224	8,620	704.0
Other income	(87)	(79)	(8)	10.1
Change in fair value of warrant liabilities	(201)	33,304	(33,505)	(100.6)
Other adjustments, net(a)	12,659	5,542	7,117	128.4
Adjusted EBT	37,827	51,471	(13,644)	(26.5)
Less: pro forma taxes(b)	9,067	12,070	(3,003)	(24.9)
Adjusted net income	$ 28,760	$ 39,401	$ (10,641)	(27.0) %
Adjusted earnings per share	$ 0.33	$ 0.45		
Weighted average diluted shares outstanding	86,037,151	88,419,961		

(a) For the three months ended June 30, 2026, other adjustments, net of $12.7 million included $7.9 million in expenses related to the proposed transaction of BNCC (the "Transaction") and the series of transactions which resulted in OppFi becoming the sole owner of OppFi-LLC and the termination of the Tax Receivable Agreement (collectively, the "Corporate Simplification"), $3.1 million in expenses related to stock compensation, $1.4 million in expenses related to severance, and $0.4 million in expenses related to legal matters. For the three months ended June 30, 2025, other adjustments, net of $5.5 million included $5.1 million in expenses related to stock compensation, $0.3 million in expenses related to severance, and $0.2 million in expenses related to legal matters. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
(b) Assumes a tax rate of 23.97% for the three months ended June 30, 2026 and 23.45% for the three months ended June 30, 2025, reflecting the

10

U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes. Comparison of the six months ended June 30, 2026 and 2025 Six Months Ended June 30, Change (Unaudited) 2026 2025 $ % Net income $ 69,650 $ 31,870 $ 37,780 118.5 % Income tax expense 13,815 2,875 10,940 380.5 Other income (319) (159) (160) 100.6 Change in fair value of warrant liabilities (21,496) 54,911 (76,407) (139.1) Other adjustments, net(a) 15,694 6,152 9,542 155.1 Adjusted EBT 77,344 95,649 (18,305) (19.1) Less: pro forma taxes(b) 18,539 22,430 (3,891) (17.3) Adjusted net income $ 58,805 $ 73,219 $ (14,414) (19.7) % Adjusted earnings per share $ 0.68 $ 0.83 Weighted average diluted shares outstanding 86,117,558 88,208,125 (a) For the six months ended June 30, 2026, other adjustments, net of $15.7 million included $8.9 million in expenses related to the Transaction and Corporate Simplification, $4.7 million in expenses related to stock compensation, $1.6 million in expenses related to severance, and $0.5 million in expenses related to legal matters. For the six months ended June 30, 2025, other adjustments, net of $6.2 million included $6.4 million in expenses related to stock compensation, $0.6 million in expenses related to severance, $0.5 million in expenses related to legal matters, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes. (b) Assumes a tax rate of 23.97% for the six months ended June 30, 2026 and 23.45% for the six months ended June 30, 2025, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes. Adjusted Earnings Per Share Comparison of the three months ended June 30, 2026 and 2025 Three Months Ended June 30, (Unaudited) 2026 2025 Weighted average Class A common stock outstanding 67,512,878 26,610,330 Weighted average Class V voting stock outstanding 17,857,291 60,251,993 Dilutive impact of restricted stock units 513,835 1,304,191 Dilutive impact of performance stock units 3,267 41,427 Dilutive impact of stock options 149,880 212,020 Weighted average diluted shares outstanding 86,037,151 88,419,961   11

(In thousands, except share and per share data)	Three Months Ended June 30,			
	2026		2025	
(Unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		86,037,151		88,419,961
Net income	$ 15,612	$ 0.18	$ 11,480	$ 0.13
Income tax expense	9,844	0.11	1,224	0.01
Other income	(87)	—	(79)	—
Change in fair value of warrant liabilities	(201)	—	33,304	0.38
Other adjustments, net(a)	12,659	0.15	5,542	0.06
Adjusted EBT	37,827	0.44	51,471	0.58
Less: pro forma taxes(b)	9,067	0.11	12,070	0.14
Adjusted net income	$ 28,760	$ 0.33	$ 39,401	$ 0.45

(a) For the three months ended June 30, 2026, other adjustments, net of $12.7 million included $7.9 million in expenses related to the Transaction and Corporate Simplification, $3.1 million in expenses related to stock compensation, $1.4 million in expenses related to severance, and $0.4 million in expenses related to legal matters. For the three months ended June 30, 2025, other adjustments, net of $5.5 million included $5.1 million in expenses related to stock compensation, $0.3 million in expenses related to severance, and $0.2 million in expenses related to legal matters. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
(b) Assumes a tax rate of 23.97% for the three months ended June 30, 2026 and 23.45% for the three months ended June 30, 2025, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Comparison of the six months ended June 30, 2026 and 2025

	Six Months Ended June 30,	
(Unaudited)	2026	2025
Weighted average Class A common stock outstanding	47,371,349	25,158,196
Weighted average Class V voting stock outstanding	38,051,607	61,470,613
Dilutive impact of restricted stock units	535,209	1,322,965
Dilutive impact of performance stock units	8,131	51,902
Dilutive impact of stock options	151,262	204,449
Weighted average diluted shares outstanding	86,117,558	88,208,125

(In thousands, except share and per share data)	Six Months Ended June 30,			
	2026		2025	
(Unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		86,117,558		88,208,125
Net income	$ 69,650	$ 0.81	$ 31,870	$ 0.36
Income tax expense	13,815	0.16	2,875	0.03
Other income	(319)	—	(159)	—
Change in fair value of warrant liabilities	(21,496)	(0.25)	54,911	0.62
Other adjustments, net(a)	15,694	0.18	6,152	0.07
Adjusted EBT	77,344	0.90	95,649	1.08
Less: pro forma taxes(b)	18,539	0.22	22,430	0.25
Adjusted net income	$ 58,805	$ 0.68	$ 73,219	$ 0.83

12

(a) For the six months ended June 30, 2026, other adjustments, net of $15.7 million included $8.9 million in expenses related to the Transaction and Corporate Simplification, $4.7 million in expenses related to stock compensation, $1.6 million in expenses related to severance, and $0.5 million in expenses related to legal matters. For the six months ended June 30, 2025, other adjustments, net of $6.2 million included $6.4 million in expenses related to stock compensation, $0.6 million in expenses related to severance, $0.5 million in expenses related to legal matters, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes. (b) Assumes a tax rate of 23.97% for the six months ended June 30, 2026 and 23.45% for the six months ended June 30, 2025, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.   View original content to download multimedia:https://www.prnewswire.com/news-releases/opp�-reports- second-quarter-2026-results-record-second-quarter-revenue-302847461.html SOURCE OppFi 13